Exhibit 99.1
Sadot Group Inc. Appoints Claudio Torres as Chairman of the Board
BURLESON, TX / ACCESS NEWSWIRE / June 24, 2025 / Sadot Group Inc. (Nasdaq: SDOT) ("Sadot Group", "Sadot" or the "Company"), an emerging player in the global Agri-food supply chain, is pleased to announce that Claudio Torres has been appointed as Chairman of the Board, effective June 18, 2025. Mr. Torres joined Sadot’s Board of Directors on February 20, 2025, and recently served as Vice Chairman. He currently is, and will remain, a member of the compensation committee. Mr. Torres brings over 30 years of leadership across the global agriculture, food production, and supply chain sectors—including executive roles at industry powerhouses such as Monsanto, Syngenta, and Advanta Seeds.
Mr. Torres will be joining Mr. Chagay Ravid, who was recently named CEO of Sadot Group, in leading Sadot through its next growth cycle.
“I am excited to work next to an accomplished leader from the industry and merge our expertise into a powerful combination to drive Sadot to new levels,” said Chagay Ravid, CEO of Sadot Group. “Claudio’s extensive knowledge and experience in the global agriculture sector will be instrumental in helping Sadot aggressively execute our strategy. Combining Claudio’s industry experience with my background in technology, M&A and investment banking will provide the necessary experience and resources to help launch Sadot into a new era.”
Mr. Torres was Managing Director of Syngenta Seeds from 2017 to 2020, focused on China and Latam markets, including several successful M&A transactions, leading growth strategies, team structures, commercial excellence and strong stakeholder relationship management. Prior to Syngenta Seeds, Mr. Torres served as Global CEO of Advanta Seeds, a global seed and technology supplier, from 2013 to 2016. From 1990 to 2013, Mr. Torres held progressive leadership roles at Monsanto, including serving as President, Asia Pacific of Monsanto Singapore from 2010 to 2013. Mr. Torres received his Master of Applied Finances from the School of Business Economic, Universidad Del Desarrollo, Santiago, Chile, Master of Business Administration (MBA) from A. B. Freeman School of Business, Tulane University, New Orleans, Louisiana and Agricultural Engineer (B.Sc. 5 Years) from the Pontificia Universidad Católica, Santiago, Chile.
Mr. Torres commented, “I am thrilled to be taking on the role of Chairman and believe the synergies between myself, Mr. Ravid, the Board of Directors and the management team brings a unique skill set to the table. I look forward to what we can accomplish.”
About Sadot Group Inc.
Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.
Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.
Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.
Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates, South Korea and Zambia. For more information, please visit www.sadotgroupinc.com.

Forward-Looking Statements
This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
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